HYDROGEL DESIGN SYSTEMS, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS
                                      AND
                          INDEPENDENT AUDITORS' REPORT

                            APRIL 30, 2004 AND 2003

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONTENTS

--------------------------------------------------------------------------------

Independent Auditors' Report                                              1

Consolidated Financial Statements

Consolidated Balance Sheets                                             2-3

Consolidated Statements of Operations                                     4

Consolidated Statements of Stockholders' Deficit                          5

Consolidated Statements of Cash Flows                                     6

Notes to Consolidated Financial Statements                             7-21

85 Livingston Avenue                   ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, NJ  07068-1785               Certified Public Accountants
973-994-6666/Fax 973-994-0337


INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Hydrogel Design Systems, Inc.


We have audited the accompanying consolidated balance sheets of Hydrogel Design Systems, Inc. and Subsidiary as of April 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hydrogel Design Systems, Inc. and Subsidiary, as of April 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in
Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                /s/ Rothstein, Kass & Company, P.C.





Roseland, New Jersey
July 2, 2004

HYDROGEL DESIGN SYSTMS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS


April 30,                                                                                  2004                 2003
-------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current assets
   Cash                                                                             $            828     $          44,854
  Accounts receivable                                                                         73,692                59,872
   Inventories                                                                                88,338                85,660
   Prepaid expenses and other current assets                                                  58,019                12,060
                                                                                    -------------------------------------------
      Total current assets                                                                   220,877               202,446
                                                                                    -------------------------------------------
Property and equipment, net                                                                  570,101               789,380
                                                                                    -------------------------------------------

Other assets
   Purchased technology, net of accumulated amortiza
   of $711,757 in 2004 and $597,876 in 2003
                                                                                              85,411               199,292
   Investments                                                                                 6,000                 6,000
   Other                                                                                      41,906                37,556
                                                                                    -------------------------------------------
      Total other asset                                                                      133,317               242,848
                                                                                    -------------------------------------------
                                                                                    $        924,295     $       1,234,674
                                                                                    -------------------------------------------


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Notes and interest payable
                                                                                    $        104,500     $       1,006,028
   Convertible debentures and interest payable, related pa
            net of debt discount of $27,646 in 2003                                                              1,117,119
   Convertible debentures and interest payable, other                                                              681,220
   Bridge loan, merger candidate                                                             208,500
   Customer deposits                                                                         847,653               531,948
  Accounts payable and accrued expenses                                                      185,214               200,530
  Accrued payroll                                                                                                  479,907
   Due to affiliates                                                                         243,554               137,575
   Due to officer                                                                                                  270,356
                                                                                    -------------------------------------------

      Total current liabilitie                                                             1,589,421             4,424,683
                                                                                    -------------------------------------------

Long-term liabilities
   Note and interest payable
                                                                                             804,868
   Convertible debentures and interest payable, related p                                  1,443,108
   Convertible debentures and interest payable, other                                        731,220
  Accrued payroll                                                                            544,002
   Due to officer                                                                            369,846
                                                                                    -------------------------------------------
      Total long-term liabilities                                                          3,893,044
                                                                                    -------------------------------------------

See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDARY


April 30,                                                                                    2004                 2003
-------------------------------------------------------------------------------------------------------------------------------


Commitments and contingencies

Stockholders' deficit
   Series A preferred stock, $.0001 par value, authorized 13,000,000 shares, none issued or outstanding
   Series B convertible preferred stock, $.0001 par value, authorized
    2,000,000 shares, 522,487 issued and outstanding (aggregate
    liquidation preference: $1,567,461)                                                            52                    52
  Preferred stock, $.0001 par value, authorized 5,000,000 shares, none issued or outstanding
  Common stock, $.0001 par value, authorized 20,000,000 shares,
     4,702,806 issued and outstanding
                                                                                                  470                   470
  Additional paid-in-capital                                                                6,317,678             6,186,798
  Accumulated other comprehensive loss                                                       (69,000)             (69, 000)
  Accumulated deficit                                                                    (10,684,870)           (9,185,829)
  Note receivable, officer                                                                   (80,000)             (80, 000)
                                                                                    -------------------------------------------
                                                                                          (4,515,670)           (3,147,509)
  Less treasury stock, 250,000 common shares, at cost                                        (42,500)              (42,500)
                                                                                    -------------------------------------------

        Total stockholders' deficit                                                       (4,558,170)           (3,190,009)
                                                                                    -------------------------------------------

                                                                                    $         924,295    $        1,234,674
                                                                                    -------------------------------------------


See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS


Years Ended April 30,                                                                     2004                 2003
--------------------------------------------------------------------------------------------------------------------------------

Revenues                                                                            $         623,349    $         1,130,995

Cost of revenues                                                                              912,082              1,029,044
                                                                                    --------------------------------------------

Gross margin                                                                                (288,733)               101,951
                                                                                    --------------------------------------------
Operating expenses
   General and administrative
                                                                                              661,737              1,056,648
  Amortization and other expens                                                               116,213                118,863
                                                                                    --------------------------------------------
                                                                                              777,950             1,175,511
                                                                                    --------------------------------------------
Loss from operations                                                                      (1,066,683)            (1,073,560)
                                                                                    --------------------------------------------
Other expenses
  Amortization of debt discount
                                                                                            (158,526)              (320,445)
   Interest expense                                                                         (152,398)              (195,476)
   Interest expense, related partie                                                         (121,434)               (67,189)
   Financing costs                                                                                                   (6,250)
                                                                                    --------------------------------------------
                                                                                            (432,358)              (589,360)
                                                                                    --------------------------------------------

Net loss                                                                            $     (1,499,041)    $       (1,662,920)
                                                                                    --------------------------------------------
Weighted average common shares outstanding
   Basic                                                                                    4,452,806              4,452,806
   Diluted                                                                                  4,452,806              4,452,806
                                                                                    --------------------------------------------

Loss per common share
   Basic                                                                            $          (0.34)    $            (0.37)
   Diluted                                                                          $          (0.34)    $            (0.37)
                                                                                    --------------------------------------------


See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



Years Ended April 30, 2004 and 2003
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Accumu-
                                                                     lated
                                                         Addi-       Other                 Note
              Series B Convertible                       ional       Compre-   Accumu-     Receiv-
                Preferred Stock      Common Stock       Paid-in      hensive   lated       able,    Treasury Stock
               Shares    Amount      Shares   Amount    Capital      Loss      Deficit     Officer  Shares   Amount      Total
               ------    ------      ------   ------   ----------   ---------  ----------- -------  -------   ------     ------

Balances,
April 30,
2002           522,487   $   52    4,702,806  $ 407   $5,856,064   $(69,000)  $(7,522,909)$(80,000) 250,000  $(42,500) $(1,857,823)

Issuance of
warrants in
connection
with
convertible
debentures                                               330,734                                                           330,734

Net loss/
comprehensive
loss                                                                           (1,662,920)                              (1,662,920)
-----------------------------------------------------------------------------------------------------------------------------------

Balances,
April 30,
2003           522,487       52   4,702,806     470    6,186,798    (69,000)   (9,185,829)$(80,000) 250,000   (42,500)  (3,190,009)

Issuance of
warrants in
connection
with
convertible
debentures                                               130,880                                                           130,880

Net loss/
comprehensive
loss                                                                           (1,499,041)                              (1,499,041)
-----------------------------------------------------------------------------------------------------------------------------------

Balances,
April 30,
2004           522,487   $   52   4,702,806   $ 470   $6,317,678   $(69,000) $(10,684,870)$(80,000) 250,000  S(42,500) S(4,558,170)
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS


Years Ended April 30,                                                                       2004                  2003
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities
   Net loss                                                                         $      (1,499,041)    $     (1,662,920)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization
                                                                                               334,160              345,744
      Amortization of debt discount                                                            158,526              320,445
     Gain on sale of equipment                                                                   (950)
     Changes in operating assets and liabilities:
      Accounts receivable                                                                     (13,820)               11,032
      Inventories                                                                              (2,678)             (29,296)
      Prepaid expenses and other current assets                                               (45,959)              (1,459)
      Other assets                                                                             (6,400)              (6,400)
      Customer deposits                                                                        315,705              531,948
      Accounts payable and accrued expenses                                                     48,779             (11,463)
      Due to affiliates                                                                        195,329              112,302
      Interest payable                                                                         273,000               64,617
                                                                                    -------------------------------------------

Net cash used in operating activities                                                        (243,349)            (325,450)
                                                                                    -------------------------------------------
Cash flows from investing activities,
   proceeds from sale of equipment                                                               2,000
                                                                                    -------------------------------------------

Cash flows from financing activities
   Proceeds from bridge loan, merger candidate
                                                                                               208,500
   Proceeds from issuance of convertible debentures, related p                                 198,000              560,002
   Payment on note payable, related party                                                                         (30, 000)
   Proceeds from issuance of convertible debentures, other                                                          299,998
   Payments on notes payable                                                                 (191,827)            (317,641)
   Proceeds from loan from officer                                                              72,000               80,000
   Payments to affiliate                                                                      (89,350)            (231,150)
                                                                                    -------------------------------------------

Net cash provided by financing activities                                                      197,323              361,209
                                                                                    -------------------------------------------

Net decrease in cash                                                                          (44,026)            (235,512)

Cash
   Beginning of yea                                                                             44,854                9,095
                                                                                    -------------------------------------------

   End of year                                                                      $              828    $          44,854
                                                                                    -------------------------------------------
Supplemental disclosure of cash flow information,
  cash paid during the year for interest                                            $           24,827    $         180,847
                                                                                    -------------------------------------------


See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Organization and nature of operations

Hydrogel Design Systems, Inc. (the "Company") is a Delaware Corporation which was formed on October 3, 1996. Subsequent to formation, the Company entered into an asset acquisition agreement for the purchase of certain assets and the ongoing business of a group of medical products companies. These companies were engaged in the manufacture, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized medical/consumer product. Substantially all of the Company's revenues come from wholesale sales and its customers are located in the continental United States.

The Company's affiliate, Embryo Development Corporation ("Embryo"), a publicly-traded entity, which previously owned 33.3% of the Company's outstanding common stock reduced its ownership to 13.1 % as a result of the sale of a portion of its shares held in the Company to third parties in January 1999 and the additional issuance of stock by the Company. At April 30, 2004, Embryo owned approximately 11.4% of the Company's common stock. In August 1999, the Company acquired a majority interest in Converting Sciences, Inc. ("CSI"). CSI is engaged in the converting of hydrogels into finished products which are primarily manufactured for use in the cosmetic and medical sectors. At April 30, 2004, the Company held a 60% majority interest in CSI.

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco Industries, Inc. ("Nesco"), a Nevada publicly held corporation, whereby the Company would become a majority-owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004 as more fully described in Note 19.

2.   Going concern and liquidity

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004.

Management recognizes that the Company must generate additional revenue to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base, especially in the medical and cosmetic industries, through its ability to manufacture goods on a custom basis or to the exacting standards required by medical customers. Management also will seek to increase revenues through the development of alternative uses of its equipment, such as irradiation and sterilization services.

As a result of the completion of the Share Exchange Agreement with Nesco on May 25, 2004, the Company was effectively able to obtain debt extensions on a significant portion of its current debt obligations to December 31, 2005 (see
Note 7 and Note 19). In addition, the Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004 (see Note 8). Management believes that this transaction will enable the Company to seek additional debt or equity financing. In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to private investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $705,000 in connection with this transaction.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Going concern and liquidity (continued)

There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base or developing alternative uses for its equipment. If the Company is unsuccessful in building its customer base and developing alternative uses for its equipment or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.   Summary of significant accounting policies

Principles of Consolidation

The accompanying  consolidated  financial statements include the accounts of the
Company  and  its  majority-owned  subsidiary,  CSI.  Upon  consolidation,   all
significant  intercompany  accounts and  transactions  are eliminated.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Inventories

Inventories, consisting principally of raw materials, are stated at cost on the first-in, first-out basis, which does not exceed market value.

Depreciation and Amortization

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated lives of the related assets or the remaining term of the lease, which ever is shorter.

The Company provides for depreciation and amortization over the following estimated useful lives:

        Machinery and equipment                 10 Years
        Office equipment and fixtures           3-7 Years
        Leasehold improvements                  5-7 Years
        Purchased technology                    7 years

Loss Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. The calculation of diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Therefore, basic and diluted loss per share were the same for the years ended April 30, 2004 and 2003.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Summary of significant accounting policies (continued)

Income Taxes

The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Investments

Available-for-sale securities are recorded at fair value, with the change in fair value during the year excluded from earnings and recorded net of tax as a component of other comprehensive income.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the balance sheets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and third party payors and, believes that its accounts receivable credit risk exposure is limited. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. As of April 30, 2004 and 2003, the Company was not subject to credit risk with any financial institution beyond the insured amount. The Company does not require collateral or other security to support financial instruments subject to credit risk.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Summary of significant accounting policies (continued)


Impairment of Long-Lived Assets

Certain long-lived assets (including purchased technology) of the Company are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of April 30, 2004 and 2003, management expects these assets to be fully recoverable.

Stock-Based Compensation

The Company complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148.

The Company applies APB No. 25 and related interpretations in accounting for its stock option plans and, accordingly, no compensation cost has been recognized because stock options granted under the plans were at exercise prices which were equal to or above the market value of the underlying stock at date of grant. Had compensation for the Company's stock options been determined as provided by SFAS No. 123 using the Black- Scholes option pricing model, the Company's consolidated net loss would have been adjusted to the pro forma amounts indicated below:

                                                                          2004              2003
                                                                          ----              ----

  Net loss, as reported                                              $ (1,499,041)   $     (1,662,920)

  Stock-based compensation determined under the
   fair value-based method, net of related tax effects                                        (25,625)
                                                                   ------------------------------------

  Net loss, pro forma                                                $ (1,499,041)   $     (1,688,545)
                                                                   ------------------------------------

  Loss per common share, basic and diluted
   As reported
                                                                          $ (0.34)   $          (0.37)
   Pro forma                                                              $ (0.34)   $          (0.38)

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal years ended April 30, 2004 and 2003: risk free interest rate 6%; no dividend yield; expected lives of 3-10 years; and zero volatility.

Comprehensive Income

The Company complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 governs the financial statement presentation of changes in shareholder's equity resulting from non-owner sources. Accumulated other comprehensive income as reported in the accompanying balance sheets represents unrealized losses on available-for-sale securities.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.      Property and equipment

Property and equipment, at cost, consist of the following at April 30, 2004 and 2003:

                                                          2004              2003
                                                          ----              ----
      Machinery and equipment                     $      1,614,114  $      1,615,614
      Office equipment and fixtures                         82,957            82,957
      Leasehold improvements                               373,856           373,856
                                                  -----------------------------------
                                                         2,070,927         2,072,427
      Less accumulated depreciation
          and amortization                               1,500,826         1,283,047
                                                  -----------------------------------



                                                  $        570,101  $       789, 380
                                                  -----------------------------------

Depreciation expense for the years ended April 30, 2004 and 2003 amounted to approximately $218,000 and $230,000, respectively.

5.      Purchased technology

On February 6, 1997, the Company acquired certain assets from a group of entities for an aggregate purchase price of $150,000 in cash and 150,000 shares of Embryo Common Stock (valued at $75,000), which would vest in two years if the Company met certain revenue levels. At that time, if the shares had a fair value of less than $900,000, the parties could demand that the Company purchase the shares at an aggregate price of $900,000 in cash and/or marketable securities. Assets acquired included property rights and technology, machinery and equipment, and inventory. This agreement was modified and incorporated into the Settlement Agreement as discussed below.

On November 6, 1997, the Company brought action in New York State Court against the former owners of the entities alleging breach of contract, negligence and other charges. On November 24, 1997, the former owners filed their answer and counterclaim against the Company. On January 21, 1998, the Company entered into a Settlement Agreement (the "Agreement") with the former owners settling in all regards its outstanding litigation. In connection with the Agreement, the former owners received a cash payment of $450,000 and a promissory note from the Company in the amount of $950,000 which was due and payable upon the earlier of the (a) initial public offering of securities of the Company, (b) completion of a private financing by the Company in the aggregate amount of at least $4,000,000, (c) the sale or transfer of all, or substantially all of the assets of the Company, or (d) January 10, 2002. In addition, they surrendered their rights to the 150,000 shares of Embryo Common Stock formerly granted to them and one of the former owners surrendered the 250,000 shares of the Company's Common Stock formerly issued to him under the terms of an employment agreement. The note was extended numerous times until it was paid in full on August 8, 2003 (see Note 6).

For the years ended April 30, 2004 and 2003, amortization expense related to the purchased technology, amounted to approximately $114,000. The amortization expense will approximately be $85,000 for the year ending April 30, 2005.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Notes and interest payable Note

Payable, Purchased Technology

At April 30, 2003, notes and interest payable includes $191,827 due to the parties within the Agreement (see Note 5). The obligation was paid in full in August 2003.

Note Payable, Manufacturing Equipment

On January 24, 1997, the Company entered into a financing agreement with a customer for the purchase of $600,000 of manufacturing equipment from a third party. The agreement consisted of a promissory note in the amount of $600,000 bearing interest at 8% per annum and principal and interest due between three
(3) and six (6) years from the anniversary date, depending upon the amount of product the customer ordered from the Company. The funds were transferred directly from the lender to the seller of the equipment. The note is collateralized by the related equipment.

On January 23, 2001, the note was amended and restated in the amount of $793,053 which was the aggregate amount of the original note plus interest through the date of the restated note. The amended note bears interest at 8%, payable quarterly, and was due on January 23, 2002. On December 9, 2001, the note was again amended and restated in the amount of $793,053 which was originally due on January 23, 2002. The amended note bears interest at 8%, payable quarterly, and called for a principal payment of $250,000 on January 23, 2002, and the balance on January 23, 2003. At April 30, 2003, the Company was in default for the non-payment of the $250,000 payment due on January 23, 2002 and for the $543,053 payment due on January 23, 2003.

On April 21, 2004, the lender agreed to amend and restate the note in the amount of $793,053 upon the Company's entering into a Share Exchange Agreement with Nesco (see Note 19) which occurred on April 29, 2004. The amended note bears interest at 11% (the default rate) until such time that an aggregate interest payment of $84,000 is made, which was due July 3, 2004 but which was extended to August 16, 2004, interest from such date forward until the maturity date shall be at the interest rate of 8% payable at maturity. The Company has paid interest through December 31, 2002 and has accrued interest at 11% through April 30, 2004. The Company is required to repay the principal in the amount of ten (10) percent of any equity funding in excess of $500,000. Accordingly, after the Company collected $705,000 from the issuance of Senior Convertible Notes in July 2004 (see Note 2), the Company repaid $20,500 in principal. The Company also made an interest payment of $84,000. The balance of the note and additional accrued interest at April 30, 2004 and 2003 is $909,368 and $814,201 and is due on December 31, 2005. Accrued interest was $116,315 and $21,148 as of April 30, 2004 and 2003, respectively.

7. Convertible debentures

Convertible Debentures - Related Party

On October 12, 1999, a related party loaned CSI $200,000 under the terms of a promissory note. The note bears interest at 8%, is collateralized by the assets of CSI, and was due with interest on October 12, 2002.

On November 3, 2000, this related party loaned the Company an additional $200,000 under the terms of a promissory note. The note bears interest at 10% and was due on September 30, 2002. In addition, the related party was granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $3.50 per share for a period of ten (10) years. The fair value of the options ($78,958) was amortized over the life of the loan.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Convertible debentures (continued)

On August 31, 2001, this related party loaned the Company an additional $180,000 under the terms of a promissory note. The note bears interest at 10% and was due on September 30, 2002. On June 19, 2002, the Company repaid $30,000 to this related party.

On September 30, 2002, the above notes in the aggregate of $550,000 were consolidated into one promissory note. The note bears interest at the same rates as the original notes and was due on December 31, 2002. In addition, the related party was granted warrants to purchase 17,500 shares of the Company's Series B Preferred stock at an exercise price of $3.00 per share for a period of ten (10) years. The fair value of the warrants ($22,033) was amortized over the life of the loan.

On December 24, 2002, this related party loaned the Company an additional $160,000. On December 31, 2002 all of the above outstanding debt due to the related party was consolidated into one convertible debenture in the amount of $710,000. The debenture bears interest at 8% and was due on April 30, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($355,000) at $3.00 per share or 118,333 shares, which expire on April 30, 2012. The fair value of the warrants ($125,344) was amortized over the life of the loan.

On June 21, 2002, the Company issued a series of convertible debentures in the aggregate of $500,000 of which $200,002 were issued to this related party. The debentures bear interest at 8% and were due on April 30, 2003. Each debenture is convertible to Series B Preferred Stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) or 33,333 shares at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($36,814) was amortized over the life of the debentures.

On May 1, 2003, the related party agreed to extend the due date for the above two debentures in the aggregate of $910,002 to October 31, 2003. In consideration for the extension, the party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (45,500 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($57,684) was amortized over the life of the loan extension.

On March 7, 2003, this related party loaned the Company an additional $200,000 under the terms of a convertible debenture. The debenture bears interest at 8% and was due on October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) at $3.00 per share or 33,333 shares, which expire on April 30, 2012. The fair value of the warrants ($35,308) was amortized over the life of the loan. As of April 30, 2003, the unamortized portion of the fair value of the warrants was $27,646.

On August 7, 2003, this related party loaned the Company an additional $198,000 under the terms of a convertible debenture. The debenture bears interest at 8% and was due on October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($99,000) at $3.00 per share or 33,000 shares, which expire on April 30, 2012. The fair value of the warrants ($33,579) was amortized over the life of the loan.

On April 19, 2004, the related party agreed to extend the due dates of the four outstanding debentures in the aggregate of $1,308,002 and accrued interest in the amount of $135,106 until December 31, 2005 upon the closing of the Share Exchange Agreement with Nesco. This transaction was completed on May 25, 2004 (see Note 19).

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Convertible debentures (continued)

Convertible Debentures - Other

On January 10, 2002, the Company received a bridge loan in connection with a private placement. The aggregate loan in the amount of $475,000, which bears interest at 8%, was due upon the earlier of April 15, 2002, or immediately upon the closing of any additional private placement subsequent to the date of the note of a minimum of $650,000. The lender, as consideration for the loan, was also paid a 5% fee of $23,750, granted 40,000 shares of common stock which were valued at $3 per share, and issued warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share for a period of ten
(10) years. The pro rata fair value of the stock issued ($86,015), the warrants granted ($48,511) and the lenders fee ($23,750) were amortized over the loan term which expired on April 15, 2002. The Company repaid $150,000 of the principal balance on February 28, 2002. On May 1, 2002, a restated promissory note was issued for the $325,000 outstanding balance. The restated loan, which bears interest at 8%, was due on April 30, 2003. The lender was also granted warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share which expire on April 1, 2012. The fair value of the warrants ($56,014) was amortized over the life of the loan. The loan is collateralized, under the terms of a security agreement, by the assets of the Company. On May 1, 2003, the lender agreed to exchange the restated promissory note for a convertible debenture of the same amount ($325,000) and to extend the due date to October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share and bears interest at 8%. In consideration for the exchange and extension, the lender was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (16,250 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($20,601) was amortized over the life of the loan extension.

On June 21, 2002, the Company issued a series of convertible debentures in the aggregate of $500,000, of which $200,002 were issued to a related party. The debentures bear interest at 8% and were due on April 30, 2003. Each debenture is convertible to Series B Preferred Stock at a price of $3.00 per share. Each purchaser was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($150,000) or 50,000 shares at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($55,221) was amortized over the life of the debentures. On May 1, 2003, the parties agreed to extend the due date for the series of debentures in the aggregate of $300,000 to October 31, 2003. In consideration for the extension, each party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (15,000 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($19,016) was amortized over the life of the loan extension.

On April 19, 2004, the lenders agreed to extend the due dates of all debentures in the aggregate amount of $624,998 and accrued interest in the amount of $106,222 until December 31, 2005 upon the closing of the Share Exchange Agreement with Nesco. This transaction was completed on May 25, 2004 (see Note
19).

8. Bridge loan, merger candidate

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco Industries, Inc. ("Nesco"), a Nevada publicly held Corporation, whereby the Company would become a majority owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004 as more fully described in Note 19. The Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Customer deposits

At April 30, 2004 and 2003, approximately $831,000 and $508,000, respectively, of customer deposits represents deposits from a customer to be applied against future purchase orders. The deposits are non-refundable but applicable to future purchases from the Company until December 31, 2008. To the extent that any portion of the deposits is not used for purchases by the end of calendar year 2008, the deposits will be forfeited.

10. Due to affiliates

Due to affiliates at April 30, 2004 and 2003 of approximately $244,000 and $138,000, respectively, consists of unpaid rents of approximately $229,000 and $69,000 at April 30, 2004 and 2003, respectively and the aggregate due under a revolving line of credit. The line, which bears interest at 8% per annum, provided for maximum borrowing of $850,000. The original line of credit, which expired on January 31, 1999, was extended to January 31, 2001. On February 1, 2001, the affiliate agreed to extend the maturity date by an additional twenty
(20) months to September 30, 2002. The terms of the extension prohibited any future cash advances on the credit line and provided for repayment of an amount equal to 50% of any cash flow from operations in excess of $500,000 annually to be paid within 45 days of the fiscal year end of the Company, with any remaining outstanding balance due on September 30, 2002. On September 30, 2002 the Company was unable to repay the outstanding balance in full but has continued to make monthly payments. The outstanding balance at April 30, 2004 was $15,000.

11. Due to officer

At April 30, 2004 and 2003 the Company has notes payable, including interest, of approximately $370,000 and $270,000 respectively, to an officer of the Company. The notes bear interest at 10% per annum and are collateralized by the accounts receivable of the Company. Interest expense pertaining to these notes was approximately $27,500 and $16,800 for the years ended April 30, 2004 and 2003, respectively.

On May 1, 1999, 200,000 options, which were previously granted to this officer under the terms of an employment agreement, were exercised at a price of $.40 and 200,000 shares of common stock were issued. The Company received a promissory note dated May 1, 1999 from the officer in the amount of $80,000 for payment of the shares. The note matures on May 1, 2004, bears interest at 8% and is secured by the related securities. On May 25, 2004, this note and related interest in the aggregate amount of $112,000 was cancelled and applied as a reduction of the notes due to the officer.

On May 25, 2004, the net amount of these notes was exchanged for Nesco convertible 8% debentures which mature in December 2005 (see Note 19).

12. Stockholders' deficit

Capitalization

The Company's initial authorized capitalization consists of 20,000,000 shares of common stock, 15,000,000 shares of Series A preferred stock and 5,000,000 shares of preferred stock. In October 2001, the Company designated 2,000,000 of the 20,000,000 shares of preferred stock to be issued as Series B Convertible Preferred Stock. All stock has a $.0001 par value. Each share of common, Series A preferred, Series B preferred convertible, and preferred has one vote in all matters.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Stockholders' deficit (continued)

The Series B preferred shares rank senior to all common and preferred stock. The Series A preferred stock has been retired and will not be reissued. The Series B convertible preferred stockholders are entitled to a cumulative dividend, payable in shares of common stock calculated at a rate of 7% of the purchase price, issuable only upon conversion to common shares. Each share of Series B convertible preferred stock is convertible to one share of common stock, subject to certain anti-dilution provision adjustments. The Series B convertible preferred shares have liquidation preference over all other shares of the capital stock of the Company. The liquidation preference is $3.00 per share before any distributions of assets or surplus funds to common stockholders.

Private Placement

During the year ended April 30, 2000, the Company issued 155,019 shares of common stock at $3.50 per share for an aggregate of $542,566 in conjunction with a private placement. During the year ended April 30, 2001, the Company issued an additional 64,287 shares of common stock at $3.50 per share for an aggregate of $225,005 in conjunction with this same offering.

During the year ended April 30, 2002, the Company issued 522,487 shares of Series B convertible preferred stock at $3.00 per share in conjunction with a private placement. The Company received net proceeds of $1,303,226 after private placement fees and related costs. As an additional placement fee, the agent was granted warrants to purchase 182,870 shares of the Company's common stock at an exercise price of $3.00 per share for a period of ten years.

13. Income taxes

Income taxes have been recorded under SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards.

The tax effects of significant items comprising the Company's net deferred tax asset as of April 30, 2004 and 2003 are as follows:

                                                    2004           2003
                                                    ----           ----

  Deferred tax asset
   Net operating loss carryforward              $3,435,000      $2,984,000
   Tax basis of intangible assets in
    excess of book basis                           150,000         126,000
                                                ----------      ----------
Deferred tax asset                               3,585,000       3,110,000

Valuation allowance                             (3,585,000)     (3,110,000)
                                                ----------      ----------
Net deferred tax asset                          $        -      $        -
                                                ==========      ==========

The increase in valuation allowance of $475,000 and $523,000 for the years ended April 30, 2004 and 2003 respectively is primarily attributable to the Company's additional net operating losses. At April 30, 2004, the Company has federal and state net operating loss carryforwards of approximately $8,590,000, which expire beginning in 2012.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  Income taxes (continued)

Ownership  changes  resulting from the Company's  issuance of capital stock (see
Note 19) may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Subsequent significant changes in ownership could further affect the limitation in future years.

The following table presents the principal reasons for the differences between the effective tax rate and the U.S. Federal statutory income tax rate attributable to continuing operations for the years ended April 30, 2004 and 2003:

                                                 2004            2003
                                                ------           -----
U.S. federal statutory income tax rate          -34.0%          -34.0%
State and local statutory income tax rate
 (net of Federal benefit)                        -7.3%           -7.3%
Change in the valuation allowance                31.7%           31.5%
Other                                             9.6%            9.8%
                                                ------          ------
                                                  0.0%            0.0%
                                                ======          ======

14.  Commitments and contingencies

Employment Agreements

In September 1997, the Company entered into five-year employment agreement with an executive. The agreement, which took effect January 1, 1998, provides for minimum annual compensation of $30,000, which may increase to $150,000 based upon earnings and other contingencies, and minimum bonuses. Further, the executive was granted options to purchase 200,000 shares of the Company's common stock at an exercise price of $.40 per share, which were exercised in May 1999 (see Note 11). No compensation expense was recorded in the granting of options as the exercise price approximates the fair value of the stock at the date of grant. At April 30, 2004 and 2003, this executive is owed approximately $105,000 and $30,000, respectively under the terms of this agreement which expired on December 31, 2002.

On January 1, 2000, the Company entered into a three-year employment agreement with an executive, which provides for an aggregate minimum annual salary of $200,000 in the first year with annual increases thereafter. In addition, the executive will receive a semi-annual bonus of 3% of sales on certain products. Further, the executive was granted options to purchase 200,000 shares of the Company's common stock at a price equal to the offering price of the next private placement ($3.50) (see Note 17). The options vest over a three-year period and expire three years from the vesting dates. No compensation expense was recorded in the granting of options as the exercise price approximates the fair value of the stock at the date of grant. At April 30, 2004 and 2003, this executive is owed approximately $439,000 under the terms of this agreement which expired on December 31, 2002.

On May 25, 2004, approximately $544,000 of accrued payroll relating to the above agreements was exchanged for Nesco convertible 8% debentures which mature in December 2005 (see Note 19).

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  Commitments and contingencies (continued)

Consulting Agreements

On February 1, 2001, the Company entered into a one-year consulting agreement which provided for an aggregate annual fee of $200,000 to be payable monthly commencing with two monthly installments payable on May 31, June 30, and July 31, and the last day of the month thereafter. The agreement also provides for a sales incentive bonus, a budget incentive bonus and a profit incentive bonus based on sales and performance. In addition, the consultant was granted options to purchase 50,000 shares of common stock exercisable for a period of five (5) years at $3.50 per share (see Note 17). The fair value of the options ($45,357) was charged to operations over the term of the agreement. At April 30, 2003, the Company has paid the consultant an aggregate of $157,000. The remaining balance of $43,000, which is included in current liabilities at April 30, 2003, was paid during the fiscal year ended April 30, 2004.

15.  Related party transactions

The Company entered into a seven-year sub-lease agreement for a manufacturing facility with Embryo, effective February 14, 1997, which provided for minimum monthly rental payments of $9,625 and expires in 2004. In February 2000, the monthly rent was increased to $10,214 per the escalation provision in the sublease.

On January 25, 2002, this manufacturing facility was purchased by an entity owned by a related party of the Company and the Company entered into a lease with the related party, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt (see Note 7) due to the related party, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase.

On December 1, 2001, the Company, along with other co-tenants, entered into a month-to-month lease for office space with an entity owned by a related party of the Company, which provided for a monthly lease payment of $3,735. This lease payment was reduced to $2,500 per month effective November 1, 2003 due to reallocation of the space with other tenants.

Minimum annual rentals under the manufacturing facility lease are approximately as follows:

        Year ending April 30,
                 2005                        $     162,000
                 2006                              164,000
                 2007                              170,000
                 2008                              172,000
                 2009                              179,000
              Thereafter                           509,000
                                             --------------
                                             $   1,356,000

Rent expense for the years ended April 30, 2004 and 2003 was approximately $186,000 and $185,000, respectively.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  Major customers

The Company generated revenues from four major customers during fiscal 2004 and two major customers in 2003 aggregating approximately $420,000 and $674,000, respectively. Accounts receivable from these customers aggregated approximately $46,000 and $8,000 at April 30, 2004 and April 30, 2003, respectively.

17.  Stock options and warrants

Stock Options

A summary of common stock options are as follows:

                                            Number of              Exercise           Weighted Average
                                             Options                 Price             Exercise Price
 -----------------------------------------------------------------------------------------------------
 Balance outstanding                          425,000               $1.00-3.50                   $2.76
   May 1, 2003
 Expired                                      (66,666)                    3.50                    3.50
 -----------------------------------------------------------------------------------------------------

 Balance outstanding
   April 30, 2003 and 2004                    358,334               $1.00-3.50                   $2.63
======================================================================================================

 Exercisable
   April 30, 2004
                                              358,334               $1.00-3.50                   $2.63
======================================================================================================

Further information about the Company's outstanding stock options at April 30, 2004 is as follows:

                                                               Weighted
                                                                 Average                  Weighted
                                             Number             Remaining                 Average
Range of                                       of              Contractual                Exercise
Exercise Prices                              Shares            Life (in Years)              Price
----------------------------------------------------------------------------------------------------
$1.00                                         125,000               N/A                 $   1.00
$3.50                                         233,334              2.53                 $   3.50
----------------------------------------------------------------------------------------------------
                                              358,334               N/A                 $   2.76
======================================================================================================

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Stock options and warrants (continued)

Warrants

For the years ended April 30, 2004 and 2003, warrant activity is as follows:

   Exercise Price    Type of       Warrants             Balance       Warrants          Balance,      Warrants        Balance,
      per Share       Stock        Expiring           May 1, 2002     Granted        April 30, 2003    Granted     April 30, 2004
   -------------     -------      ---------           -----------     --------       -------------    --------     --------------

         3.00        Common       01/17/2011              50,000                          50,000                         50,000
         3.00        Common       06/04/2011              17,500                          17,500                         17,500
         3.00        Common       01/10/2012              50,000                          50,000                         50,000
         3.00        Common       04/01/2012             182,870                         182,870                        182,870
         3.00        Common       04/30/2012                            50,000            50,000                         50,000
         3.00        Preferred    04/30/2012                           252,500           252,500       109,750          362,250
                                                      ---------------------------------------------------------------------------

                                                         300,370       302,500           602,870       109,750          712,620
                                                      ===========================================================================

All warrants outstanding at April 30, 2004 are exercisable.

18.  Employee benefit plan

The Company maintains a 401(k) plan that allows all full-time employees to participate immediately in the plan. The plan is funded 100% by employee contributions as the Company does not make any matching contributions.

19.  Subsequent events

Share Exchange Agreement

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco, a Nevada publicly held corporation, whereby the Company would become a majority owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. Nesco was previously engaged in asbestos abatement contracting but had ceased operations in May 2003.

Nesco had intended to issue shares of its common stock in exchange for the equity securities of the Company in certain ratios as provided for in the Exchange Agreement. However, because Nesco did not have the required number of authorized shares of common stock to complete the exchange on this basis, it agreed to issue shares of its newly designated Series B Preferred Stock ("Preferred Stock") for, among others, equity and debt of the Company. Upon filing of the Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue, each share of the Preferred Stock will be automatically converted into shares of Nesco Common Stock.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. Subsequent events (continued)

On May 25, 2004, the Company's common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of Nesco Preferred B Stock which will be converted into 29,165,250 shares of Nesco common stock (a ratio of approximately 9 Nesco common shares for every 1 share of the Company's common stock). The Company's preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of Nesco Preferred B Stock which will be converted into 10,650,750 shares of common stock (a ratio of approximately 36 Nesco common shares for 1 share of the Company's preferred stock). Approximately 72% of the common and 57% of the preferred shareholders exchanged their shares at this time. This resulted in approximately 44.6% of Nesco's voting securities exchanged and owned by the Company's stockholders. The Company anticipates that the majority of the remaining shareholders will exchange their shares in the near future, which will result in 54.3% of Nesco's voting securities owned by the Company's stockholders upon exchange of all outstanding the Company's securities. In addition, all outstanding warrants and options of the Company were exchanged for Nesco warrants based on the same ratios as the common and preferred share exchange.

In addition, Nesco was required to retain net cash of approximately $350,000 and to dispose of all of its subsidiaries as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004. This bridge loan became part of the closing requirements in May 2004.

The accounting of the transaction will differ from its legal form, as the Company will be considered the accounting acquirer and Nesco the acquired entity. The transaction will be accounted for as a reverse acquisition under the purchase method of accounting, whereby the assets of Nesco will be revalued and the purchase price allocated to those assets acquired and liabilities assumed. The Company's historical financial statements will be carried forward as those of the combined entity. The results of operations for Nesco are not reflected in the accompanying consolidated statements of operations.

Current Debt Exchanges and Extensions

As a result of the Share Exchange Agreement which was completed on May 25, 2004, the convertible debentures due to related party in the aggregate principal amount of $1,308,000, the convertible debentures in the aggregate principal amount of $625,000, the amount due to officer in the aggregate amount of approximately $258,000 and accrued payroll of approximately $544,000 representing primarily payroll due to current and former officers were all exchanged for Nesco convertible 8% debentures which mature on December 31, 2005.

Investment Banking Agreement

In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $634,500 in connection with this transaction, net of expenses of $70,500.